Exhibit 10.9

NINTH AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

          This NINTH AMENDMENT (“Ninth Amendment”), dated as of August 21, 2001, is made to the Second Amended and Restated Loan and Security Agreement, dated as of September 20, 1999, among PW Eagle, Inc. (f/k/a/ Eagle Pacific Industries, Inc. and herein “Borrower”), the lenders named therein (“Lenders”), and Fleet Capital Corporation (“FCC”) as agent for said Lenders (“FCC, in such capacity, “Agent”).  Said Second Restated Loan and Security Agreement, as amended by an Amendment to Loan and Security Agreement dated as of September 22, 1999, an Amendment to Loan and Security Agreement dated as of September 24, 1999, a Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of October 8, 1999, a Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated as of March 10, 2000, a Fifth Amendment to Second Amended and Restated Loan and Security Agreement dated as of July 28, 2000, a Sixth Amendment to Second Amended and Restated Security Agreement dated as of March 1, 2001, a Seventh Amendment to Second Amended and Restated Loan and Security Agreement dated as of March 30, 2001, an Eighth Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 14, 2001, and as it may be further amended, is hereinafter referred to as the “Loan Agreement.”  The terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement.

          WHEREAS, Lenders, Agent and Borrower desire to make certain amendments and modifications to the Loan Agreement.

          NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Loan Agreement, the parties hereto hereby agree as follows:

Amended Definition.  The definition of “Applicable Margin” is hereby deleted from Appendix A to the Loan Agreement and the following is inserted in its stead effective August 1, 2001:

          “Applicable Margin – the percentages set forth below with respect to the Base Rate Revolving Credit Portion, the Base Rate Term A Portion, the Base Rate Term B Portion, the LIBOR Revolving Credit Portion, the LIBOR Term A Portion, the LIBOR Term B Portion and unused line fees:

Applicable Margin

LIBOR Revolving Credit Portion	LIBOR Term A Portion	LIBOR Term B Portion	Base Rate Revolving Credit Portion	Base Rate Term A Portion	Base Rate Term B Portion	Unused Line Fee

2.50%	2.75%	3.25%	0.50%	0.75%	1.25%	0.50%

          Notwithstanding the foregoing, if Borrower’s Fixed Charge Coverage Ratio, for any twelve-month period ending on or after September 30, 2001 as evidenced by the financial statements delivered to Agent pursuant to Section 8.1.3(ii) is greater than or equal to 1.20 for such twelve-month period, and provided no Default or Event of Default shall have occurred and be continuing at such time, the Applicable Margin shall be reduced for the subsequent twelve-month period at the percentages set forth below with respect to the Base Rate Revolving Credit Portion, the Base Rate Term A Portion, the Base Rate Term B Portion, the LIBOR Revolving Credit Portion, the LIBOR Term A Portion, the LIBOR Term B Portion, and unused line fees.

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Applicable Margin

LIBOR Revolving Credit Portion	LIBOR Term A Portion	LIBOR Term B Portion	Base Rate Revolving Credit Portion	Base Rate Term A Portion	Base Rate Term B Portion	Unused Line Fee

2.25%	2.50%	3.00%	0.25%	0.50%	1.00%	0.375%

          Any change in Applicable Martin shall be effective prospectively as of the first day of the fiscal month of Borrower next following the fiscal month during which the applicable Consolidated financial statements of Borrower for the trailing twelve-month period referred to above are delivered to Agent pursuant to Section 8.3.1(ii).”

Unused Line Fee.  Section 2.4 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

          “2.4    Unused Line Fee.  Borrower shall pay to Agent for the ratable benefit of Lenders a fee equal to the Applicable Margin per annum of the average daily amount by which the Maximum Revolving Loan Amount (minus the amount of minimum availability set forth in Exhibit Q) exceeds the sum of the outstanding principal balance of  Revolving Credit Loans (exclusive of Swingline Loans) plus the LC Amount.  The unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter.”

Additional Real Estate Collateral.  The following Section 8.1.7 shall be added to the Loan Agreement:

          “8.1.7 Additional Real Estate Collateral.  On or before September 28, 2001, Borrower shall grant in favor of Agent for its benefit and the ratable benefit of the Lenders a first Lien in certain property owned by Borrower located in Salt Lake City, Utah (“ Utah Mortgage”), free and clear of all Liens, except for Permitted Liens.   Borrower shall execute such mortgages, deeds of trusts, such other instruments, documents and opinions as Agent may request, and otherwise comply with Section 5.4 of this Agreement in order to grant and perfect such security interests.  The term “New Mortgage” (as defined in Section 5.4 of this Agreement) shall mean and include the Utah Mortgage.”

Capital Expenditures.  Section 8.2.8 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

          “8.2.8    Capital Expenditures.  Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrower and its Subsidiaries during any fiscal year of Borrower exceeds the amount set forth opposite such fiscal year in the following schedule:

Fiscal Year Ending	Permitted Capital Expenditure
December 31, 1999	$ 2,750,000
December 31, 2000	$12,500,000 plus the Carryover Amount
December 31, 2001	$ 5,000,000
December 31, 2002 and each subsequent fiscal year	$ 5,000,000

For any fiscal year, Carryover Amount shall be the lesser of $1,000,000 or the amount of permitted Capital Expenditures for the previous fiscal year without giving effect to any Carryover Amount minus the actual amount of Capital Expenditures made within such fiscal year.”

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Financial Covenants.  Upon the Ninth Amendment Effective Date, Agent and Lenders shall be deemed to have waived any Event of Default resulting from the failure of Borrower to comply with the financial covenants contained in Exhibit Q (Interest Coverage Ratio, Fixed Charge Coverage Ratio, Net Worth and Funded Debt to EBITDA Ratio) for the fiscal period ended June 30, 2001.  The waiver contained in this Section 3 shall only apply to the fiscal period ended June 30, 2001 and shall not apply to any other section of the Loan Agreement or any other fiscal period.  Upon the Ninth Amendment Effective Date, Exhibit Q to the Loan Agreement is hereby deleted and Exhibit Q attached hereto and incorporated herein is inserted in its stead.

Reaffirmation of Representations and Warranties.  Borrower hereby reaffirms each of the warranties and representations contained in the Loan Agreement and the Loan Documents as if each such representation and warranty were made on the date hereof.  Further Borrower represents and warrants to Agent and Lenders that as of the date hereof there are no existing and continuing Defaults or Events of Default after giving effect to this Ninth Amendment.

Amendment Fee.  In order to induce Agent and Lenders to enter into this Ninth Amendment, Borrower agrees to pay to Agent for the ratable benefit of Lenders an amendment fee equal to Four Hundred Twelve Thousand Five Hundred Dollars ($412,500).  Said amendment fee shall be fully earned and non-refundable on the Ninth Amendment Effective Date.

Conditions Precedent.  This Ninth Amendment shall become effective upon satisfaction of each of the following conditions precedent:

Borrower, Agent and Lenders shall have executed and delivered to each other this Ninth Amendment;

Borrower shall have paid to Agent the amendment fee pursuant to Section 9 above; and

Borrower and the holders of the Subordinated Notes shall have amended the Subordinated Note Documents in a manner acceptable to Agent and Required Lenders.

          The date on which all of the foregoing conditions precedent are satisfied shall be called the “Ninth Amendment Effective Date.”

Counterparts.  This Ninth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

Continuing Effect.  Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Ninth Amendment has been duly executed as of the date first written above.

PW EAGLE, INC.	FLEET CAPITAL CORPORATION, As Agent and Lender

By: /s/ Dobson West	By: /s/ Brian Conole
Name: Dobson West Title: Chief Operating Officer	Name: Brian Conole Title: Senior Vice President

HARRIS TRUST AND SAVINGS BANK

By: /s/ Daniel Konopacki
Name: Daniel Konopacki Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By:
Name: Title:

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Scott Singer
Name: Scott Singer Title: Relationship Manager

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EXHIBIT Q

FINANCIAL COVENANTS

          Consolidated Net Income means, with respect to Borrower and its Subsidiaries for any fiscal period, the net income (or loss) of Borrower and its Subsidiaries for such period taken as a whole (determined in accordance with GAAP on a consolidated basis), but excluding in any event:  (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets or from any transaction classified as extraordinary under GAAP, any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses; (b) the proceeds of any life insurance policy; (c) net earnings and losses of any business entity, substantially all the assets of which have been acquired in any manner by Borrower, realized by such business entity prior to the date of such acquisition; (d) net earnings and losses of any business entity which shall have merged into Borrower earned or incurred prior to the date of such merger; (e) net earnings of any business entity (other than a Consolidated Subsidiary) in which Borrower has an ownership interest unless such net earnings shall have been received by Borrower in the form of cash distributions; (f) earnings resulting from a reappraisal, revaluation or write-up of assets; (g) any charge to net earnings resulting from the amortization of the value of stock options given to employees to the extent required by FASB 25; (h) any increase or decrease of net income arising from a change in Borrower’s accounting methods; (i) any gains resulting from the forgiveness of Funded Debt or the retirement of Funded Debt at a discount; (j) any gain arising from the acquisition of any Securities of Borrower; and (k) any reversal of any contingency reserve, except that provision for such contingency reserve shall have been made from income arising during such period.

          EBITDA With respect to any fiscal period, the sum of Borrower’s Consolidated Net Income plus amounts deducted in determining Consolidated Net Income in respect of:  (a) any provision for (or less any benefit from) income taxes whether current or deferred; (b) amortization and depreciation expense; (c) Interest Expense for such period; (d) prior to December 31, 1999, that portion of cost of goods sold resulting from the write-up of Inventory in connection with the Acquisition pursuant to APB 16; provided that the aggregate amount added to EBITDA pursuant to this clause (d) shall not exceed $3,000,000; and (e) the restructuring charge taken in the third fiscal quarter of fiscal year 2001 in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

          Fixed Charge Coverage Ratio - With respect to any period of determination, the ratio of (i) EBITDA of Borrower for such period minus income taxes paid in cash and non-financed Capital Expenditures during such period to (ii) Fixed Charges.

          Fixed Charges - For any period of determination, the sum of (a) scheduled principal payments of Funded Debt (including the principal portion of scheduled payments of Capital Lease Obligations), (b) Interest Expense paid in cash included in the determination of Consolidated Net Income, and (c) dividends paid on Borrower’s capital stock.

          Funded Debt - means:  (i) Indebtedness arising from the lending of money by any Person to Borrower, including, without limitation, the Obligations; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Funded Debt under clauses (i) through (iv) hereof if owed directly by Borrower or any guaranty having the economic effect of guaranteeing any of the obligations of any other Person.  In computing the amount of Funded Debt, the Subordinated Notes will be valued at full face value (less any payments thereon) without giving effect to any original issue discount.

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          Funded Debt to EBITDA Ratio - With respect to any date, the ratio of (i) total funded Funded Debt as of such date to (ii) EBITDA.  For purposes of the Funded Debt to EBITDA Ratio, (i) for the period from 10/1/99 through 12/31/99 and the period from 7/1/01 through 9/30/01, EBITDA for such periods shall be actual EBITDA for such period multiplied by four (4); (ii) for the period from 10/1/99 through 3/31/2000 and the period from 7/1/01 through 12/31/01, EBITDA for such period shall be actual EBITDA for such periods multiplied by two (2); and (iii) for the period from 10/1/99 through 6/30/00 and the period from 7/1/01 through 3/31/02, EBITDA for such period shall be actual EBITDA for such period multiplied by four-thirds (4/3).

          Interest Coverage Ratio - With respect to any period of determination, the ratio of (i) EBITDA for such period to (ii) Interest Expense paid in cash for such period, all as determined in accordance with GAAP.

          Interest Expense - With respect to any fiscal period, the interest expense incurred for such period excluding interest income as determined in accordance with GAAP.

          Investment - All investments in the property or assets of any person, in cash or property, whether by way of advance, loan, extension of credit by Borrower or any of its Subsidiaries (by way of guaranty or otherwise) or capital contribution, or purchase of stock, bonds, notes, debentures or other securities or any assets constituting the purchase of a business or line of business.

          Net Worth - Book net worth of the Borrower as determined in accordance with GAAP.  For purposes of this Exhibit Q, Net Worth shall include any unamortized value assigned to the Warrants issued in connection with the Subordinated Notes which value was calculated in accordance with GAAP and is contained in Borrower’s Consolidated Financial Statements.

          Interest Coverage Ratio - Borrower shall not permit the Interest Coverage Ratio as of the last date of the period set forth below to be less than the ratio set forth opposite such period below:

Period	Ratio
From 10/1/99 to December 31, 1999	2.65 to 1
For 6 months ending 3/31/2000	3.25 to 1
For 9 months ending 6/30/2000	3.25 to 1
For 12 months ending 9/30/2000	3.25 to 1
For 12 months ending 12/31/2000	3.50 to 1
Trailing 12 month period ending 3/31/2001	3.00 to 1
Trailing 12 month period ending 6/30/2001	N/A
For 3 months ending 9/30/2001	1.20 to 1
For 6 months ending 12/31/2001	1.40 to 1
For 9 months ending 3/31/2002	1.50 to 1

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Trailing 12 month period ending 6/30/2002	1.90 to 1
Trailing 12 month period ending each September 30, arch 31, December 31 and June 30 thereafter	2.50 to 1

          Fixed Charge Coverage Ratio - Borrower shall not permit the Fixed Charge Coverage Ratio as of the last date of the period set forth below to be less than the ratio set forth opposite such period below:

Period	Ratio
From 10/1/99 to December 31, 1999	1.10 to 1
For 6 months ending 3/31/2000	1.20 to 1
For 9 months ending 6/30/2000	1.20 to 1
For 12 months ending 9/30/2000	1.20 to 1
For 12 months ending 12/31/2000	1.20 to 1
Trailing 12 month period ending 3/31/2001	.70 to 1
Trailing 12 month period ending 6/30/2001	N/A
For 3 months ending 9/30/01	.35 to 1
For 6 months ending 12/31/01	.50 to 1
For 9 months ending 3/31/02	.50 to 1
Trailing 12 month period ending 6/30/2002	.75 to 1
Trailing 12 month period ending 9/30/2002	1.00 to 1
Trailing 12 month period ending each December 31, March 31, June 30 and September 30 thereafter	1.20 to 1

          Net Worth - Borrower shall achieve Net Worth as of the last day of each period set forth below of not less than the amount set forth opposite such period below:

Period	Ratio
At the Closing Date7	$15,000,000
For Quarter ending 12/31/99	18,000,000
For Quarter ending 3/31/2000	19,800,000
For Quarter ending 6/60/2000	22,500,000
For Quarter ending 9/30/2000	25,200,000

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For Quarter ending 12/31/2000	27,000,000
For Quarter ending 3/31/2001	28,500,000
For Quarter ending 6/30/2001	N/A
For Quarter ending 9/30/2001	31,000,000
For Quarter ending 12/31/2001	30,500,000
For Quarter ending 3/31/2002	29,500,000
For Quarter ending 6/30/2002	31,500,000
For Quarter ending 9/30/2002	32,500,000
For Quarter ending 12/31/2002	32,500,000
For Quarter ending 3/31/2003	31,500,000
For Quarter ending 6/30/2003	34,000,000
For Quarter ending 9/30/2003	36,000,000
For Quarter ending 12/31/2003	35,000,000
For Quarter ending 3/31/2004	34,000,000
For Quarter ending 6/30/2004 and each Quarter thereafter	36,500,000

          Funded Debt to EBITDA Ratio - Borrower shall not permit the Funded Debt to EBITDA Ratio for any period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
Quarter Ended 12/31/99	3.85 to 1
6 months ending 3/31/2000	3.25 to 1
9 months ending 6/30/2000	4.95 to 1
For 12 months ending 9/30/2000	4.80 to 1
For 12 months ending 12/31/2000	3.00 to 1
Trailing 12 month period ending 3/31/2001	3.00 to 1
Trailing 12 month period ending 6/30/2001	N/A
3 months ending 9/30/2001	8.80 to 1
6 months ending 12/31/2001	7.00 to 1

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9 months ending 3/31/2002	6.00 to 1
Trailing 12 month period ending 6/30/2002	4.50 to 1
Trailing 12 month period ending 9/30/2002	4.00 to 1
Trailing 12 month periods ending each December 31, arch 31, June 30 and September 30 thereafter	3.75 to 1

          Minimum Availability - Have at times from and after March 1, 2001, Availability of Eight Million Dollars ($8,000,000) or more.

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